[BEARD MILLER COMPANY LLP LETTERHEAD]


            Consent of Independent Registered Public Accounting Firm



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Norwood Financial Corp. 2006 Stock Option Plan, of our report dated January 20, 2006, relating to the consolidated financial statements of Norwood Financial Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.


                                                    /s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
May 30, 2006